                                                                      EXHIBIT 21

                              Subsidiaries of Pioneer Financial Services, Inc.

PML Management Services, Inc.
Pioneer Military Lending, Inc.
Pioneer Military Lending of Georgia, Inc.
Pioneer Military Lending of Tennessee, Inc.
Pioneer Military Lending of Washington, Inc.
Pioneer Military Lending of Nevada, Inc.
The Military Solutions Corp.
Military Acceptance Corporation of Nevada, Inc.
Pioneer Military Insurance Company
MJS Distributors, Inc.
Pioneer Military Lending of Michigan, Inc.
Pioneer Military Lending of Kentucky, Inc.
Pioneer Military Lending of Oklahoma
Pioneer Military Lending of Arizona, Inc.
Military E-Mail, Inc.
Whitbread Management, Inc.
Pioneer Military Lending of Colorado, Inc.
Pioneer Military Lending of New Mexico, Inc.
Pioneer Military Lending of Illinois, Inc.
Pioneer Military Lending of Missouri, Inc.
Pioneer Military Lending of Virginia, Inc.
Pioneer Military Lending of Indiana, Inc.
Pioneer Military Lending of Texas, Inc.
Pioneer Military Lending of Florida, Inc.
Pioneer Military Lending of South Carolina, Inc.
Pioneer Military Lending of North Carolina, Inc.
Pioneer Military Lending of Alabama, Inc.
Pioneer Military Lending of Kansas, Inc.
Pioneer Military Lending of Louisiana, Inc.